Exhibit 99.2
Lessons Learned From Preclinical Studies of Tyrosine-Derived Polycarbonate Scaffolds J. Zeltinger, Ph.D.
Potential conflicts of interest Speaker's name: Joan Zeltinger, PhD? I have the following potential conflicts of interest to report: ? Research contracts ? Consulting ? Employment in industry ? Stockholder of a healthcare company ? Owner of a healthcare company ? Other(s)? I do not have any potential conflict of interest
In Vivo Mechanical Evaluations ? Insights From Other Models ? Porcine Coronary Artery Model with a Chronic Partial Occlusion andWatanabe Lesion Model Intent: test bioresorbable scaffolds under conditions similar to human arteries with plaque 2

Chronic Partial Occlusion Model

- CPO Model
  - Developed by American Preclinical Services
  - Yorkshire pigs
  - Occlude coronary artery with a plug of decalcified bone marrow
  - Wait 7-14 days for plug to canalize
  - Balloon expand lesion
  - Implant bioresorbable scaffold or metal stent
- Histopathology Lesion Characteristics
  - Advanced calcified lesion with multifocal to confluent mineralization



Frie et al., SCAI '12

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Bone Marrow Plugs Were Optimized 4 ? Natural BM ? Too Hard - Metal Stent Grossly Deformed Decalcified BM? Metal Stent Expanded Plaque
Watanabe Heritable Hyperlipidemic (WHHL) Rabbit Model Hypercholesterolemic model with aortic plaques WHHLCA or WHHLMI Rabbits by M. Shiomi, T. Ito at Kobe University School of Medicine. Online presentation 2 mos 5 mos 12 mos 18 mos 24 mos 4 mos Frie et al., SCAI '12 5
Examples of Watanabe Plaques Characteristics Similar to Human Plaques Plaques Classifications: 1. Normal/no plaque, 2. Pathologic Intimal Thickening (PIT, preatheroma), 3. Fibroatheroma, 4. Calcified Fibroatheroma (with more than just specks of calcium), 5. Calcified Fibrous Plaque 6
Are CPO and Watanabe Tissues Similar to Human Plaques? 7 Normal Animal VesselsYucatan Coronary Arteries2 animals, 6 arteries; Age: 4 mosNew Zealand White Rabbit Aortas3 animals, 3 aortas; Age: 5 mos CharacterizationsGross ? Micro-X-Ray ? Material Hardness ? Histology Cadaveric Coronary Arteries6 patients, 11 arteries; Age: 36 to 77 yrs Animal Lesion SamplesYorkshire Bone Marrow Plugs30+, various preparationsWatanabe Rabbit Aortas4 animals, 4 aortas; Age: 23 & 28 mos
Properties of Cadaveric Coronary Arteries 8 Material Hardness of Human Lesions Gives Us a Clear Target Diseased Non-Diseased Substantial differences in hardness of calcified, non-calcified lesions and non-diseased tissue
Hardness of Bone Marrow Plugs Can Be Tailored 9
Hardness of Control Samples 10
Watanabe Lesion Hardness is Similar to Human Plaques 11
CPO Decal BM and Watanabe Lesion Hardness is Similar to Human Plaques 12
13 Stenting of Lesions with ReZolve Scaffolds
Angiographic Images of CPO Lesion Pre-Implant~55% Diameter Stenosis Post-Implant Avg Lesion Lumen Dia 1.32mm (1.08 - 2.35mm) Treated with a ReZolve Scaffold 14
CPO Lesion Expansion - ReZolve Scaffold 1.75 mm Inner Lesion, Lumen Dia 2.73 mm Inner Scaffold, Lumen Dia Lesion After Pre-Dilation with Balloon Post-Implant ReZolve Successfully Expands Lesion Implant method: Frie et al., SCAI '12 15
CPO Lesion ReZolve Scaffold 1 Month Outcome 16 CPO model formidable challenge of device deployment and fatigue

Lessons Learned From Preclinical Models

- CPO Model
  - Advanced calcified lesions with multifocal to confluent mineralization
  - Decalcified BM can be tailored to mimic hardness of human plaques
- Model Use
  - Device deployment and fatigue: high hurdle, formidable challenge
  - Cautionary notes
    - Mortality
    - Variance in BM plugs (bone density) can result in severe lesions
    - Allogeneic BM donor misleads interpretation of tissue response

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Watanabe Lesion Expansion ReZolve Scaffold 18 Proximal Lesion Post-Implant 1 Month Lumen Diameter: 2.36 mm Inner Diameter: 2.77 mm Inner Diameter: 2.54 mm Implant method: Frie et al., SCAI '12 ReZolve Successfully Expanded Lesions

Lessons Learned From Preclinical Models

- Watanabe Model
  - Plaque characteristics similar to various human plaques
- Model Use
  - Device deployment and fatigue: modest hurdle
  - Testing device mechanics and tissue prolapse
  - Studying drug effects, healing, endothelialization, degradation and bioresorption in the presence of lesions
  - Cautionary notes
    - Mortality
    - Plaques more prevalent in aged animals
    - Flow and mechanical stress/strain in aorta differs from coronary artery

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Thank You to the Audience and REVA's Many Colleagues! American Preclinical Services Michael Frie and Dr. Michael ConfortiPathologyDr. Fred J. Clubb, A. Roberts, E. Moore and B. Carpenter T. Lancon at TAMUDr. Marian Rippy, Rippy Pathology Solutions, Inc.Dr. Allen Burke, University of Maryland Medical Center Pamela Potts & Team at Texas Heart Institute (THI)And everyone at "TEAM REVA"Particularly, Dr. Lyuba Kabalnova 20